Exhibit 10.24

FORM OF LIMITED LIABILITY COMPANY AGREEMENT

OF

ANTERO RESOURCES MIDSTREAM LLC

a Delaware limited liability company

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ANTERO RESOURCES MIDSTREAM LLC, dated as of [•], 2013, is adopted, executed and agreed to by the Members (as defined below).

1.              Formation.  Antero Resources Midstream LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”). [•], as an authorized person within the meaning of the Act, has executed, delivered and filed the certificate of formation of the Company, and such execution, delivery and filing is hereby authorized, confirmed, adopted and ratified.

2.                                      Term.  The Company shall have perpetual existence, until cancellation of the certificate of formation of the Company as provided in the Act.

3.                                      Purposes.  The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4.                                      Interests.  The Company shall have two classes of members and associated interests in the Company, with such interests being referred to as “Common Economic Interests” and “Special Interests”. The Common Economic Interests shall represent the right to a 100% share of the Company’s distributions and shall have such other designations, preferences and rights as are expressly specified in this Agreement. The Special Interests shall represent the right to cause the Company to take the actions specified in Section 16 hereof and shall have such other designations, preferences and other rights as are expressly specified in this Agreement (but shall not, for the avoidance of doubt, entitle any holder thereof to share in the Company’s distributions).

5.                                      Members.  Antero Resources Midstream Management LLC, a Delaware limited liability company (“Antero Midstream Management”), and Antero Resources Corporation (“Antero” and with Antero Midstream Management, the “Initial Members”), shall be the initial members of the Company (the “Members”). No additional Members shall be admitted to the Company without the written consent of Antero Midstream Management.

6.                                      Issuance of Initial Interests.  All of the authorized Common Economic Interests have been issued to Antero and all of the authorized Special Interests have been issued to Antero Midstream Management.

7.                                      Allocations.  All items of income, gain, loss deduction and credit of the Company shall be allocated among the Members holding Common Economic Interests in proportion to their holdings of such Common Economic Interests.

8.                                      Distributions.  Distributions (including, without limitation, liquidating distributions) made by the Company shall be allocated among the Members holding Common Economic Interests in proportion to their holdings of such Common Economic Interests. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member or any holder of Common Economic Interests on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

9.                                      Management.  Subject to the rights and limitations set forth in Section 16 hereof, the management of the Company shall be exclusively vested in Antero (or any successor Member holding Common Economic Interests), and the Company shall not have “managers,” as that term is used in the Act. Except as set forth in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, Antero (or any successor Member holding Common Economic Interests). For the avoidance of doubt, except pursuant to Section 16, no initial public offering of equity securities of the Company or any successor thereto may be effected without the written agreement of each of the Members.

10.                               Officers.  Antero may designate one or more persons to be officers of the Company.  Officers are not “managers,” as that term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as Antero may delegate to them. Unless the authority of an officer is limited by Antero, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. Any decision or act of an officer within the scope of the officer’s designated or delegated authority shall control and shall bind the Company (and any business entity for which the Company exercises direct or indirect executory authority).

11.                               Dissolution.  The Company shall dissolve and its affairs shall be wound up at such time, if any, as Antero may elect, subject to the approval of Antero Midstream Management. To the fullest extent permitted by applicable law, no other event will cause the Company to dissolve. Notwithstanding any other provision of this Agreement, the bankruptcy (as such term is used in the Act) of a Member shall not cause such Member to cease to be a member of the Company.

12.                               Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

13.                               Amendments.  This Agreement may not be modified, altered, supplemented or amended except by a written agreement executed and delivered by each of the Members.

14.                               Liability.  The Members and the officers of the Company shall not have any liability for the obligations, debts or liabilities of the Company except to the extent provided in the Act.

15.                               Duties, Exculpation and Indemnity.

(a)                                 Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, to the fullest extent permitted by applicable law, the Members shall have no fiduciary or other duties (including any duty of disclosure) to the Company, the other Members or any other person or entity that is a party to or bound by this Agreement. To the fullest extent permitted by applicable law, neither any Member, nor their partners, members or equityholders nor any of their respective directors, managers, officers or employees (individually, a “Member Covered Person” and, collectively, the “Member Covered Persons”) shall, in their capacities as Member Covered Persons, be liable or accountable in damages or otherwise to the Company or any other person or entity that is a party to or bound by this Agreement for any act or omission done or omitted by any Member Covered Person unless such act or omission constituted fraud or willful misconduct. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Member Covered Person against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against such Member Covered Person (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of any Member Covered Person in its capacity as a Member Covered Person in connection with the Company, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, such Member Covered Person engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, the Company shall be required to indemnify a Member Covered Person in connection with a proceeding (or part thereof) commenced by such Member Covered Person only if the commencement of such proceeding (or part thereof) by the Member Covered Person was authorized in the specific case by the Members of the Company. Reasonable expenses, including reasonable attorneys’ fees and disbursements, incurred by any Member Covered Person and relating to any proceeding in connection with which indemnification is sought under this Section 15 shall be advanced by the Company upon written demand by such Member Covered Person; provided that such Member Covered Person shall reimburse the Company for such expenses if it is finally determined that such Member Covered Person is not entitled to indemnification hereunder.

(b)                                 To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless (i) each officer of the Company and (ii) each person who is or was an employee of the Company or a director, officer or employee of any subsidiary of the Company who Antero expressly designates as being entitled to the rights to indemnification set forth in this Section 15(b) in a written resolution (individually, an “O&E Covered Person” and, collectively, the “O&E Covered Persons”) against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the O&E Covered Person (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the O&E Covered Person in its capacity as an O&E Covered Person in connection with the Company to the same extent as if the Company were a corporation organized under the laws of the State of Delaware that indemnified and held harmless its directors, officers, employees and agents to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement), unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, such O&E Covered Person would not be so entitled to be indemnified and held harmless if the Company were a corporation organized under the laws of the State of Delaware that indemnified and held harmless its directors, officers, employees and agents to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement). Notwithstanding the preceding sentence, the Company shall be required to indemnify an O&E Covered Person in connection with a proceeding (or part thereof) commenced by such O&E Covered Person only if the commencement of such proceeding (or part thereof) by the O&E Covered Person was authorized in the specific case by the Members of the Company. Reasonable expenses, including reasonable attorneys’ fees and disbursements, incurred by a O&E Covered Person and relating to any proceeding in connection with which indemnification is sought under this Section 15 shall be advanced by the Company upon written demand by such O&E Covered Person; provided that such O&E Covered Person shall reimburse the Company for such expenses if it is finally determined that such O&E Covered Person is not entitled to indemnification hereunder.

16.                               Special Interests.  The holders of the Special Interests may, in their sole discretion and acting unanimously, but without the consent of any other Member or other person or entity, deliver a written notice to the Company and each other Member of their intent to initiate a Qualified Public Offering pursuant to this Section 16 and may, without the consent of any other Member or other person or entity, thereafter cause the Company to convert into, or exchange all of the Company’s outstanding limited liability company interests for, interests in a limited partnership organized pursuant to the laws of the State of Delaware (the “MLP Issuer”), and to initiate and approve an underwritten initial public offering of the MLP Issuer in the form of a master limited partnership or similar structure (a “Qualified Public Offering”). In connection with a Qualified Public Offering, (i) the Special Interests will convert in accordance with this Section 16 solely into a non-economic general partner interest in the MLP Issuer and all of the incentive distribution rights (the “IDRs”) in the MLP Issuer and (ii) the Common Economic Interests will be exchanged for or convert solely into all of the common units of the MLP Issuer (including any subordinated common units) and other limited partner interests (if any) of the MLP Issuer that are not sold to the public in the Qualified Public Offering (collectively, the “IPO Conversion”). Notwithstanding anything to the contrary in this Agreement, at any time after delivering such written notice, the holders of the Special Interests shall be solely entitled and authorized to approve all transactions necessary to effect the IPO Conversion and the Qualified Public Offering, including: (i) determining the terms of the initial and the amended and restated organizational documents of the MLP Issuer; (ii) the formation of any entities required or necessary in connection with the IPO Conversion or the Qualified Public Offering; and (iii) causing to be transferred any assets between or among the Company, Antero, the MLP Issuer and any of the Company’s subsidiaries. If the holders of the Special Interests elect to exercise the right to initiate a Qualified Public Offering under this Section 16, each of the Members shall (i) take such actions as may be reasonably requested in connection with consummating the IPO Conversion and (ii) use commercially reasonable efforts to cooperate with the other Initial Member so that the IPO Conversion is undertaken in as tax-efficient a manner as reasonably practicable. Any Qualified Public Offering (and the terms of the interests in the MLP Issuer) shall be substantially consistent with the terms set forth on Annex A hereto. Each Member hereby irrevocably makes, constitutes and appoints Antero Midstream Management as its true and lawful agent and attorney-in-fact, with full power of substitution to its affiliates and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file all instruments required or necessary to effect an IPO Conversion or Qualified Public Offering, including any instruments related to any subscription by the Member in any MLP Issuer, and all other instruments required or necessary to facilitate a Qualified Public Offering in accordance with this Section 16.

Prior to a Qualified Public Offering, the Company may not sell, transfer or otherwise dispose of any of Antero’s or the Company’s midstream assets without the written consent of Antero Midstream Management. The Company shall not amend or modify any agreement between the Company on the one hand, and Antero on the other, without the written consent of Antero Midstream Management.

Unless a clear contrary intention appears, all references in this Section 16 and in Annex A to Antero Midstream Management shall be deemed to be references to the holder or holders of the Special Interests in the event of any permitted transfer of such interests prior to a Qualified Public Offering.

17.                               Transfers of Limited Liability Company Interests.  Prior to the consummation of a Qualified Public Offering, other than as may be required in connection with an IPO Conversion, no Member may directly or indirectly transfer or otherwise dispose of all or any portion of such Member’s interests in the Company without the prior unanimous consent of each of the other Members; provided that Antero Midstream Management (or any of its permitted transferees of its interests in the Company) may, without the consent of any other person or entity, transfer all or a portion of its Special Interests to any person or entity that directly or indirectly Controls, is Controlled by or is under common Control with, Antero Midstream Management (or such permitted transferee). For purposes of this Agreement “Control” (and correlative forms thereof) means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person or entity.  Any permitted transferee of liability company interests in the Company shall be automatically admitted to the Company as a Member (holding the applicable class of interests transferred) upon the delivery to the Company of a joinder agreement pursuant to which such person or entity ratifies this Agreement, agrees to be bound by this Agreement to the same extent as if the transferee were an original party to this Agreement and shall assume all obligations of a Member (holding the applicable class of interests transferred) under this Agreement. If a Member transfers all of its interests in the Company in accordance with this Section 17, such Member shall cease to be a member of the Company immediately after the admission of the permitted transferee as a Member of the Company.

18.                               Reimbursement for Services.  Prior to the consummation of a Qualified Public Offering, Antero shall provide to the Company customary management and general administrative services. The Company, or a Member on the Company’s behalf, shall reimburse Antero at cost for the direct expenses incurred on the Company’s behalf and a proportionate amount for the indirect expenses incurred on the Company’s behalf, including, but not limited to, compensation expenses. After any Qualified Public Offering, such services will be provided for, and reimbursed in accordance with, the terms set forth on Annex A hereto.

19.                               Severability; Counterparts.  Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Initial Members of the Company, have caused this Limited Liability Company Agreement to be duly executed as of the date first set forth above.

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ANTERO RESOURCES MIDSTREAM
MANAGEMENT LLC

By:
Name:
Title:

SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT OF ANTERO RESOURCES MIDSTREAM LLC

ANNEX A: SUMMARY OF PRINCIPAL TERMS OF QUALIFIED PUBLIC OFFERING

Master Limited Partnership:	Antero Resources Midstream LLC, a Delaware limited liability company, will convert into a Delaware limited partnership (the “Partnership”).

Capital Structure:	Common units, subordinated units, non-economic general partner interest and incentive distribution rights (“IDRs”).

Common Units:

50% of the outstanding limited partner interests (other than the incentive distribution rights) in the Partnership. All of the common units will be held by Antero Resources Corporation (“Antero”) prior to the consummation of the Qualified Public Offering. Common units will accrue arrearages in quarters in which the minimum quarterly distribution (the “MQD”) is not paid.

Subordinated Units:

50% of the outstanding limited partner interests (other than the incentive distribution rights) in the Partnership. Subordinated units will initially all be held by Antero. During the subordination period, subordinated units will not be entitled to receive distributions until the common units have received the MQD plus any arrearages in the payment of the MQD from prior quarters. Subordinated units will not accrue arrearages.

Subordination Period:	Three years from the closing date of the initial public offering of the Partnership, with the possibility of ending earlier if customary earn and pay tests are met.

General Partner:	Antero Resources Midstream Management LLC (“Antero Midstream Management”).

General Partner Interest:

Antero Midstream Management will hold a non-economic general partner interest in the Partnership. The non-economic general partner interest will allow Antero Midstream Management to manage the Partnership’s business and affairs, but will not be entitle it to receive any cash distributions.

Pricing Terms:

Antero Midstream Management will have the sole ability to establish the terms on which the Partnership securities may be offered in an initial public offering, including but not limited to, (i) the aggregate number of shares of Common Units, Subordinated Units and IDRs to be offered, (ii) the price at which the Common Units will be sold by the Partnership and (iii) the underwriting discounts and

ANNEX A-1

commissions to be paid to any underwriter of the initial public offering.

Incentive Distribution Rights:

Right to receive an increasing percentage of quarterly distributions of available cash in excess of the MQD when certain target distribution levels have been achieved. These target distribution levels will be set at 115%, 125% and 150% of the MQD. All incentive distribution rights will be held by Antero Midstream Management. The IDRs will have customary splits for distributions as follows:

	Marginal Percentage Interest in Distributions
	Unitholders	Incentive Distribution Rights

Minimum Quarterly Distribution	100.0%	—

115% of Minimum Quarterly Distribution	85.0%	15.0%

125% of Minimum Quarterly Distribution	75.0%	25.0%

150% of Minimum Quarterly Distribution	50.0%	50.0%

Distributions:

Subject to applicable law, the Partnership will distribute all available cash generated each quarter, with “available cash” defined as cash flow from operations for the quarter, less cash needed for maintenance capital expenditures, debt service and other capital obligations, and reserves for future operating or capital needs that the board of directors of the General Partner of the Partnership deems appropriate.

Minimum Quarterly Distribution:

The MQD will be based on a customary coverage ratio based on the forecast included in the final prospectus for the Qualified Public Offering, to be determined in the discretion of Antero Midstream Management.

Provision of Services:

Antero shall provide customary management and general administrative services to the Partnership. The General Partner shall reimburse Antero at cost for its direct expenses incurred on behalf of the Partnership and a proportionate amount of its indirect expenses incurred on behalf of the Partnership, including, but not limited to, compensation expenses.

ANNEX A-2